Exhibit 99.2

FINAL FOR RELEASE

CHARLES RIVER ASSOCIATES (CRA)

SECOND QUARTER FISCAL YEAR 2016

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held July 28, 2016 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q2 2016 Summary (Quarter ended July 2, 2016)

•                  Revenue: $82.6 million; Non-GAAP revenue: $82.5 million

•                  Net income: $5.2 million, or 6.3% of revenue, including an after-tax gain of $2.1 million from the sale of NeuCo’s assets that was attributed to CRA; Non-GAAP net income: $3.5 million, or 4.2% of non-GAAP revenue

•                  Earnings per diluted share: $0.59, including an after-tax gain of $0.24 from the sale of NeuCo’s assets that was attributed to CRA; Non-GAAP earnings per diluted share: $0.40

•                  Operating margin: 6.9%; Non-GAAP operating margin: 7.2%

•                  Effective tax rate: 27.0%; Non-GAAP effective tax rate: 38.5%

•                  Utilization: 76%

•                  Cash and cash equivalents: $12.2 million at July 2, 2016

•                  Non-GAAP Adjusted EBITDA: $14.3 million, or 17.3% of non-GAAP revenue

•                  Consultant headcount at the end of Q2 of 2016: 493, which consisted of 117 officers, 254 other senior staff, and 122 junior staff

Revenue

Revenue was $82.6 million for Q2 of fiscal 2016, compared with revenue of $76.5 million for Q2 of fiscal 2015. Revenue for Q2 of fiscal 2016 included $88,000 from our NeuCo subsidiary. Revenue for Q2 of fiscal 2015 included $937,000 from NeuCo. Non-GAAP revenue was $82.5 million for Q2 of fiscal 2016, compared with non-GAAP revenue of $75.6 million for Q2 of fiscal 2015.

Headcount

The following table outlines our consultant headcount at the end of the stated quarters:

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Officers	117	118	122	121	116
Other Senior Staff	254	261	267	265	226
Junior Staff	122	120	122	121	105
Total	493	499	511	507	447

Utilization

Utilization on a firm-wide basis in Q2 of fiscal 2016 was 76%. This compares with 75% in Q2 of fiscal 2015 and 75% in Q1 of fiscal 2016.

Gross Margin

Gross margin in Q2 of fiscal 2016 was 29.8%, compared with 33.8% in Q2 of fiscal 2015. Non-GAAP gross margin for Q2 of fiscal 2016 was 29.9%, compared with 33.5% in Q2 of fiscal 2015. Client reimbursable expenses, on a GAAP and non-GAAP basis, were 10.3% of revenue in Q2 of fiscal 2016, compared with 9.7% of revenue on a GAAP basis and 9.8% on a non-GAAP basis in Q2 of fiscal 2015.

SG&A Expenses

For Q2 of fiscal 2016, SG&A expenses were $16.9 million, or 20.4% of revenue, compared with SG&A expenses of $18.7 million, or 24.4% of revenue, in Q2 of fiscal 2015. Non-GAAP SG&A expenses were $16.6 million, or 20.2% of non-GAAP revenue, in Q2 of fiscal 2016, compared with $17.8 million, or 23.6% of non-GAAP revenue, in Q2 of fiscal 2015.

Commissions to non-employee experts are included in SG&A. Those commissions represented approximately 2.0% of revenue in Q2 of fiscal 2016, compared with approximately 2.7% of revenue in Q2 of fiscal 2015. Excluding these commissions, SG&A expenses were 18.4% of revenue in Q2 of fiscal 2016 and 21.7% of revenue in Q2 of fiscal 2015. Commissions to non-employee experts represented approximately 2.0% of non-GAAP revenue in Q2 of fiscal 2016, compared with approximately 2.7% of non-GAAP revenue in Q2 of fiscal 2015. Excluding these commissions, non-GAAP SG&A expenses were 18.1% of non-GAAP revenue in Q2 of fiscal 2016 and 20.9% of non-GAAP revenue in Q2 of fiscal 2015.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense was $2.1 million for Q2 of fiscal 2016, compared with $1.5 million for Q2 of fiscal 2015.

Share-Based Compensation Expense

On a GAAP and non-GAAP basis, share-based compensation expense was approximately $1.5 million for Q2 of fiscal 2016, compared with $1.4 million for Q2 of fiscal 2015.

Operating Income

Operating income was $5.7 million, or 6.9% of revenue, in Q2 of fiscal 2016, compared with operating income of $5.6 million, or 7.4% of revenue, in Q2 of fiscal 2015. Non-GAAP operating income was $5.9 million, or 7.2% of non-GAAP revenue, for Q2 of fiscal 2016, compared with $5.9 million, or 7.8% of non-GAAP revenue, for Q2 of fiscal 2015.

Interest and Other Income (Expense), net

In Q2 of fiscal 2016, interest and other income was $3.6 million, and non-GAAP interest and other expense was $247,000. This compares with interest and other expense of $257,000 and non-GAAP interest and other expense of $243,000 for Q2 of fiscal 2015.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q2		Q2
	2016	2015	2016	2015
Tax Provision	$2,502	$2,189	$2,194	$2,182
Effective Tax Rate	27.0%	40.6%	38.5%	38.5%

Net Income

Net income for Q2 of fiscal 2016 was $5.2 million, or 6.3% of revenue, or $0.59 per diluted share, compared with net income of $3.3 million, or 4.3% of revenue, or $0.36 per diluted share, for Q2 of fiscal 2015. Non-GAAP net income for Q2 of fiscal 2016 was $3.5 million, or 4.2% of non-GAAP revenue, or $0.40 per diluted share, compared with $3.5 million, or 4.6% of non-GAAP revenue, or $0.38 per diluted share, for Q2 of fiscal 2015.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA for Q2 of fiscal 2016 was $14.3 million, or 17.3% of non-GAAP revenue, compared with $12.8 million, or 16.9% of non-GAAP revenue, for Q2 of fiscal 2015. See the exhibit to our press release and the information provided below under the heading “Non-GAAP Financial Measures” for more details regarding the calculation of non-GAAP Adjusted EBITDA.

Constant Currency Basis

On a constant currency basis relative to Q2 of fiscal 2015, Q2 of fiscal 2016 revenue would have increased by approximately $1.1 million to $83.7 million, and net income would have increased by roughly $0.3 million to $5.5 million, or to 6.6% of revenue, or by approximately $0.03 per diluted share to $0.62 per diluted share.

On a constant currency basis relative to Q2 of fiscal 2015, Q2 of fiscal 2016 non-GAAP revenue would have increased by approximately $1.1 million to approximately $83.6 million; Q2 of fiscal 2016 non-GAAP net income would have increased by approximately $0.3 million to $3.8 million, or by approximately $0.03 per diluted share to $0.43 per diluted share; and Q2 of fiscal 2016 non-GAAP Adjusted EBITDA would have increased by approximately $0.4 million to $14.7 million, or to 17.6% of non-GAAP revenue adjusted on a constant currency basis. A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at July 2, 2016 were $93.9 million, compared with $87.5 million at July 4, 2015. Current liabilities at July 2, 2016 were $69.9 million, compared with $65.5 million at July 4, 2015.

Total DSO in Q2 of fiscal 2016 were 101 days, consisting of 68 days of billed and 33 days of unbilled. This compares with 102 days we reported in Q2 of fiscal 2015, consisting of 66 days of billed and 36 days of unbilled; and 98 days in Q1 of fiscal 2016, consisting of 59 days of billed and 39 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $12.2 million at July 2, 2016, compared with $15.8 million at July 4, 2015.

Capital expenditures totaled approximately $1.7 million in Q2 of fiscal 2016, compared with $6.1 million in Q2 of fiscal 2015.

During Q2 of fiscal 2016, approximately 673,000 shares of common stock were repurchased for approximately $16.2 million.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, CRA has also provided in these remarks and accompanying financial tables non-GAAP financial information. CRA believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. CRA believes that presenting its financial results excluding the results of its NeuCo subsidiary, certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, is important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the second quarter of fiscal 2016 and the second quarter of fiscal 2015, and the year-to-date period ended as of the second quarter of fiscal 2016, CRA has excluded NeuCo’s results, and for the year-to-date period ended as of the second quarter of 2015, CRA has excluded NeuCo’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment relating to a prior acquisition. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for these fiscal periods, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax), interest expense (income), net, provision for income taxes, other expense (income), net, and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans. As a result of the sale of substantially all of the assets of our majority-owned subsidiary NeuCo in April 2016, its name was subsequently changed to GNU123 Liquidating Corporation, but for ease of presentation, CRA refers to it as “NeuCo” in these remarks.

Finally, CRA also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in these remarks its GAAP and non-GAAP revenue, net income, net income margin, and earnings per diluted share and its Adjusted EBITDA and Adjusted EBITDA margin for the second quarter of fiscal 2016 on a constant currency basis relative to the second quarter of fiscal 2015.

A reconciliation between the historical GAAP and non-GAAP financial measures presented in these remarks is provided in the financial tables below.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JULY 2, 2016 COMPARED TO THE QUARTER ENDED JULY 4, 2015

(In thousands, except per share data)

	Quarter Ended July 2, 2016					Quarter Ended July 4, 2015
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(NeuCo) (1)	Results	Revenues

Revenues	$82,607	100.0%	$88	$82,519	100.0%	$76,535	100.0%	$937	$75,598	100.0%
Costs of services	57,950	70.2%	128	57,822	70.1%	50,675	66.2%	365	50,310	66.5%
Gross profit	24,657	29.8%	(40)	24,697	29.9%	25,860	33.8%	572	25,288	33.5%

Selling, general and administrative expenses	16,856	20.4%	227	16,629	20.2%	18,667	24.4%	830	17,837	23.6%
Depreciation and amortization	2,121	2.6%	—	2,121	2.6%	1,545	2.0%	—	1,545	2.0%
Income (loss) from operations	5,680	6.9%	(267)	5,947	7.2%	5,648	7.4%	(258)	5,906	7.8%

Interest and other income (expense), net	3,589	4.3%	3,836	(247)	-0.3%	(257)	-0.3%	(14)	(243)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	9,269	11.2%	3,569	5,700	6.9%	5,391	7.0%	(272)	5,663	7.5%
Provision for income taxes	(2,502)	-3.0%	(308)	(2,194)	-2.7%	(2,189)	-2.9%	(7)	(2,182)	-2.9%
Net income (loss)	6,767	8.2%	3,261	3,506	4.2%	3,202	4.2%	(279)	3,481	4.6%
Net (income) loss attributable to noncontrolling interests, net of tax	(1,552)	-1.9%	(1,552)	—	0.0%	123	0.2%	123	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$5,215	6.3%	$1,709	$3,506	4.2%	$3,325	4.3%	$(156)	$3,481	4.6%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.60			$0.40		$0.37			$0.39
Diluted	$0.59			$0.40		$0.36			$0.38

Weighted average number of shares outstanding:
Basic	8,695			8,695		9,034			9,034
Diluted	8,779			8,779		9,253			9,253

(1)         These adjustments include activity related to NeuCo, our majority owned subsidiary, in the Company’s GAAP results. In April 2016, substantially all of NeuCo’s assets were sold.  As part of the sale, NeuCo’s name was subsequently changed to GNU123 Liquidating Corporation, but for ease of presentation, CRA refers to it as “NeuCo” in these tables.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED JULY 2, 2016 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED JULY 4, 2015

(In thousands, except per share data)

	Year-To-Date Period Ended July 2, 2016					Year-To-Date Period Ended July 4, 2015
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(Contingent Liability) (2)	(NeuCo) (1)	Results	Revenues

Revenues	$163,519	100.0%	$826	$162,693	100.0%	$154,574	100.0%	$—	$1,804	$152,770	100.0%
Costs of services	113,465	69.4%	455	113,010	69.5%	104,494	67.6%	833	706	102,955	67.4%
Gross profit	50,054	30.6%	371	49,683	30.5%	50,080	32.4%	(833)	1,098	49,815	32.6%

Selling, general and administrative expenses	36,077	22.1%	1,049	35,028	21.5%	36,750	23.8%	—	1,633	35,117	23.0%
Depreciation and amortization	3,970	2.4%	—	3,970	2.4%	3,206	2.1%	—	—	3,206	2.1%
Income (loss) from operations	10,007	6.1%	(678)	10,685	6.6%	10,124	6.5%	(833)	(535)	11,492	7.5%

Interest and other income (expense), net	3,447	2.1%	3,828	(381)	-0.2%	(102)	-0.1%	—	584	(686)	-0.4%
Income (loss) before provision for income taxes and noncontrolling interest	13,454	8.2%	3,150	10,304	6.3%	10,022	6.5%	(833)	49	10,806	7.1%
Provision for income taxes	(4,448)	-2.7%	(308)	(4,140)	-2.5%	(3,921)	-2.5%	—	(55)	(3,866)	-2.5%
Net income (loss)	9,006	5.5%	2,842	6,164	3.8%	6,101	3.9%	(833)	(6)	6,940	4.5%
Net (income) loss attributable to noncontrolling interests, net of tax	(1,369)	-0.8%	(1,369)	—	0.0%	3	0.0%	—	3	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$7,637	4.7%	$1,473	$6,164	3.8%	$6,104	3.9%	$(833)	$(3)	$6,940	4.5%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.86			$0.70		$0.66				$0.76
Diluted	$0.86			$0.69		$0.65				$0.74

Weighted average number of shares outstanding:
Basic	8,783			8,783		9,112				9,112
Diluted	8,825			8,825		9,328				9,328

(1)         These adjustments include activity related to NeuCo, our majority owned subsidiary, in the Company’s GAAP results. In April 2016, substantially all of NeuCo’s assets were sold.  As part of the sale, NeuCo’s name was subsequently changed to GNU123 Liquidating Corporation, but for ease of presentation, CRA refers to it as “NeuCo” in these tables.

(2)         This adjustment includes activity related to an increase in the liability for future contingent consideration payments in connection with a previous acquisition.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE QUARTER AND YEAR-TO-DATE PERIOD ENDED JULY 2, 2016 COMPARED TO THE QUARTER AND YEAR-TO-DATE PERIOD ENDED JULY 4, 2015

(In thousands)

	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	GAAP Results	Quarter Ended	% of
	July 2, 2016	Revenues	(NeuCo) (1)	July 2, 2016	Revenues	July 4, 2015	Revenues	(Contingent Liability) (2)	(NeuCo) (1)	July 4, 2015	Revenues

Revenues	$82,607	100.0%	$88	$82,519	100.0%	$76,535	100.0%	$—	$937	$75,598	100.0%

Net income (loss) attributable to CRA International, Inc.	$5,215	6.3%	$1,709	$3,506	4.2%	$3,325	4.3%	$—	$(156)	$3,481	4.6%
Net income (loss) attributable to noncontrolling interest, net of tax	1,552	1.9%	1,552	—	0.0%	(123)	-0.2%	—	(123)	—	0.0%
Net income (loss)	6,767	8.2%	3,261	3,506	4.2%	3,202	4.2%	—	(279)	3,481	4.6%
Interest expense (income), net	120	0.1%	—	120	0.1%	138	0.2%	—	13	125	0.2%
Provision for income taxes	2,502	3.0%	308	2,194	2.7%	2,189	2.9%	—	7	2,182	2.9%
Depreciation and amortization	2,121	2.6%	—	2,121	2.6%	1,545	2.0%	—	—	1,545	2.0%
EBITDA	11,510	13.9%	3,569	7,941	9.6%	7,074	9.2%	—	(259)	7,333	9.7%
Share-based compensation expenses	1,450	1.8%	—	1,450	1.8%	1,389	1.8%	—	—	1,389	1.8%
Amortization of forgivable loans	4,786	5.8%	—	4,786	5.8%	3,926	5.1%	—	—	3,926	5.2%
Other expense (income), net	(3,709)	-4.5%	(3,836)	127	0.2%	119	0.2%	—	—	119	0.2%
Adjusted EBITDA	$14,037	17.0%	$(267)	$14,304	17.3%	$12,508	16.3%	$—	$(259)	$12,767	16.9%

	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP
	Year-to-Date Period Ended	% of	GAAP Results	Year-to-Date Period Ended	% of	Year-to-Date Period Ended	% of	GAAP Results	GAAP Results	Year-to-Date Period Ended	% of
	July 2, 2016	Revenues	(NeuCo) (1)	July 2, 2016	Revenues	July 4, 2015	Revenues	(Contingent Liability) (2)	(NeuCo) (1)	July 4, 2015	Revenues

Revenues	$163,519	100.0%	$826	$162,693	100.0%	$154,574	100.0%	$—	$1,804	$152,770	100.0%

Net income (loss) attributable to CRA International, Inc.	$7,637	4.7%	$1,473	$6,164	3.8%	$6,104	3.9%	$(833)	$(3)	$6,940	4.5%
Net income (loss) attributable to noncontrolling interest, net of tax	1,369	0.8%	1,369	—	0.0%	(3)	0.0%	—	(3)	—	0.0%
Net income (loss)	9,006	5.5%	2,842	6,164	3.8%	6,101	3.9%	(833)	(6)	6,940	4.5%
Interest expense (income), net	227	0.1%	7	220	0.1%	263	0.2%	—	21	242	0.2%
Provision for income taxes	4,448	2.7%	308	4,140	2.5%	3,921	2.5%	—	55	3,866	2.5%
Depreciation and amortization	3,970	2.4%	—	3,970	2.4%	3,206	2.1%	—	—	3,206	2.1%
EBITDA	17,651	10.8%	3,157	14,494	8.9%	13,491	8.7%	(833)	70	14,254	9.3%
Share-based compensation expenses	3,099	1.9%	—	3,099	1.9%	2,998	1.9%	—	—	2,998	2.0%
Amortization of forgivable loans	9,240	5.7%	—	9,240	5.7%	7,500	4.9%	—	—	7,500	4.9%
Other expense (income), net	(3,674)	-2.2%	(3,836)	162	0.1%	(161)	-0.1%	—	(606)	445	0.3%
Adjusted EBITDA	$26,316	16.1%	$(679)	$26,995	16.6%	$23,828	15.4%	$(833)	$(536)	$25,197	16.5%

(1)

These adjustments include activity related to NeuCo, our majority owned subsidiary, in the Company’s GAAP results. In April 2016, substantially all of NeuCo’s assets were sold. As part of the sale, NeuCo’s name was subsequently changed to GNU123 Liquidating Corporation, but for ease of presentation, CRA refers to it as “NeuCo” in these tables.

(2)	This adjustment includes activity related to an increase in the liability for future contingent consideration payments in connection with a previous acquisition.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 2,	January 2,
	2016	2016

Assets
Cash and cash equivalents	$12,205	$38,139
Accounts receivable and unbilled, net	93,893	86,377
Other current assets	20,313	16,278
Total current assets	126,411	140,794

Property and equipment, net	37,735	31,338
Goodwill and intangible assets, net	78,861	80,561
Other assets	52,487	61,024
Total assets	$295,494	$313,717

Liabilities and shareholders’ equity
Current liabilities	$69,913	$86,458
Long-term liabilities	21,174	16,191
Total liabilities	91,087	102,649

Total shareholders’ equity	204,407	211,068
Total liabilities and shareholders’ equity	$295,494	$313,717

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	July 2,	July 4,
	2016	2015
Operating activities:
Net income	$9,006	$6,101
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
NeuCo gain on sale of business (1)	(3,836)	—
Non-cash items, net	10,474	9,677
Accounts receivable and unbilled services	(8,993)	(5,228)
Working capital items, net	(11,726)	(27,114)
Net cash used in operating activities	(5,075)	(16,564)

Investing activities:
Purchase of property and equipment	(6,750)	(8,492)
NeuCo cash proceeds from sale of business assets	1,100	—
Collections on notes receivable	—	1,560
Payments on notes receivable	—	(40)
Net cash used in investing activities	(5,650)	(6,972)

Financing activities:
Issuance of common stock, principally stock option exercises	—	105
Payments on notes payable	(75)	(300)
Borrowings under line of credit	5,000	4,000
Repayments under line of credit	(5,000)	(4,000)
Tax withholding payments reimbursed by restricted shares	(490)	(111)
Excess tax benefits from share-based compensation	55	87
Repurchase of common stock	(15,140)	(7,968)

Net cash used in financing activities	(15,650)	(8,187)

Effect of foreign exchange rates on cash and cash equivalents	441	(660)

Net decrease in cash and cash equivalents	(25,934)	(32,383)
Cash and cash equivalents at beginning of period	38,139	48,199

Cash and cash equivalents at end of period	$12,205	$15,816

Supplemental cash flow information:

Cash paid for income taxes	$1,592	$5,000
Cash paid for interest	$246	$162
Issuance of common stock for acquired business	$44	$42
Purchases of property and equipment not yet paid for	$3,338	$2,998

(1)   In April 2016, substantially all of NeuCo’s assets were sold. As part of the sale, NeuCo’s name was subsequently changed to GNU123 Liquidating Corporation, but for ease of presentation, CRA refers to it as “NeuCo” in these tables.